Exhibit 10.2

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GI-6200 PROGRAM LICENSE AGREEMENT

This GI-6200 Program License Agreement (together with any appendices attached hereto, this “Agreement”) is made and entered into as of July 31, 2015 (the “GI-6200 Effective Date”), by and among GlobeImmune, Inc., a Delaware corporation located at 1450 Infinite Drive, Louisville, Colorado 80027, United States of America, (“GlobeImmune”) and Celgene Corporation, a Delaware corporation located at 86 Morris Avenue, Summit, New Jersey 07901, United States of America ( “Celgene”).  GlobeImmune and Celgene are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, GlobeImmune and Celgene are parties to the Collaboration and Option Agreement, effective as of May 14, 2009, as amended pursuant to that certain Amendment # 1 to Collaboration and Option Agreement on November 6, 2009, Amendment # 2 to Collaboration and Option Agreement on February 9, 2010, Amendment # 3 to Collaboration and Option Agreement on June 16, 2011, letter agreement on October 24, 2011, and that certain GI-6300 Program License Agreement on July 24, 2013 (the “Option Agreement”), which sets forth certain rights and obligations of both Parties relating to certain collaboration, research and development activities for certain drug candidates and future drug programs;

WHEREAS, GlobeImmune and Celgene are parties to that certain Supply Agreement, dated February 1, 2011, which is the “Supply Agreement” as defined by the Option Agreement;

WHEREAS, pursuant to Section 4.1.5(a) of the Option Agreement, Celgene, at any time, is entitled to exercise an option to take a license with respect to the GI-6200 Program, including GI-6207, under certain terms;

WHEREAS, Celgene desires to take a license under the GI-6200 Program under new and different terms;

WHEREAS, GlobeImmune is willing to agree to the terms for the new license, subject to Celgene making an upfront license payment to GlobeImmune; and

WHEREAS, to effectuate the granting of the license, the Parties will agree to make modify certain provisions of  the Option Agreement, solely as they pertain to the GI-6200 Program;

NOW, THEREFORE, in consideration of the covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.	License.
(a)

License Fee for GI-6200 Program.  In consideration of the terms and conditions of this Agreement, including the grant of the license with respect to the GI-6200 Program set forth in this Agreement, Celgene, within five Business Days following the GI-6200 Effective Date, shall pay to GlobeImmune $1.9 million.

(b)

License Grant for GI-6200 Program.  Pursuant to Section 4.1.5(a) of the Option Agreement, Celgene hereby exercises its Celgene Program Option with respect to the GI-6200 Program, subject to the new terms and conditions set forth in this Agreement.  In furtherance thereof (and in furtherance of the other terms and conditions of this Agreement, including the modifications to the Option Agreement made herein), the Parties hereby confirm the following license granted to Celgene with respect to the GI-6200 Program, including GI-6207:

Subject to the terms and conditions of the Option Agreement (including the reservation of rights in Section 5.4 thereof, and the payment by Celgene of all amounts with respect to the GI-6200 Program as and when such amounts become due and payable under this Agreement and the Option Agreement), GlobeImmune hereby grants to Celgene and its Affiliates the exclusive (even as to GlobeImmune and its Affiliates), worldwide, nontransferable (except as provided in Section 13.4 of the Option Agreement) license, with the right to grant sublicenses solely in accordance with Section 5.2 of the Option Agreement, under the Licensed Intellectual Property, to use, sell, offer to sell, import, make and have made, and otherwise Develop, Commercialize or manufacture any Celgene Development Compound within the GI-6200 Program and any Licensed Product containing any such Celgene Development Compound, during the Term, in the Territory in the Field, such license to be effective as of the GI-6200 Effective Date.

(c)

Royalties for the GI-6200 Program.  The Parties agree that, as consideration for the license rights granted to Celgene with respect to the GI-6200 Program and in modification of the existing provisions of Section 6.3.1 of the Option Agreement, the royalties to be paid to GlobeImmune on Net Sales by Celgene, its Affiliates and its Sublicensees of all Licensed Products from the GI-6200 Program as further provided in Section 6.3.1 of the Option Agreement (and subject to the other terms and conditions of the Option Agreement) will be as follows:

Net Sales in the Territory in a Calendar Year Per Each Licensed Product in the GI-6200 Program	Royalty Rate for the GI-6200 Program
Up to and equal to $[*]	[*]%
Greater than $[*] and less than or equal to $[*]	[*]%
Greater than $[*]	[*]%

(d)

Research and Development Milestones for the GI-6200 Program.  The Parties agree that, in consideration of the research and Development work performed by GlobeImmune under this Agreement and the Option Agreement for the GI-6200 Program and in modification of the existing provisions of Section 6.2.3(b) of the Option Agreement, the research and development milestones to be paid to GlobeImmune with respect to the GI-6200 Program as further provided in Section 6.2.3(b) of the Option Agreement (and subject to the other terms and conditions of the Option Agreement) will be as follows:

Milestone Event for the GI-6200 Program	Payment
[*]	$[*]
[*]	$[*]
[*]	$[*]
Total for the GI-6200 Program	$60,000,000

(e)

Net Sales Milestones for the GI-6200 Program.  The Parties agree that, in consideration of the research and Development work performed by GlobeImmune under this Agreement and the Option Agreement for the GI-6200 Program, the Net Sales milestones to be paid to GlobeImmune with respect to the GI-6200 Program as further provided in Section 6.2.5 of the Option Agreement (and subject to the other terms and conditions of the Option Agreement) will be as follows:

Cumulative Net Sales for Licensed Products in the GI-6200 Program worldwide	Payment
Greater than $[*]	$[*]
Greater than $[*]	$[*]
Greater than $[*]	$[*]
Total for the GI-6200 Program	$60,000,000

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)

GlobeImmune Licensed Patents and Platform Patents with respect to GI-6200 Program.  As of the GI-6200 Effective Date, the GlobeImmune Licensed Patents with respect to the GI-6200 Program are as set forth on Appendix A attached hereto.  As of the GI-6200 Effective Date, the Platform Patents with respect to the GI-6200 Program are as set forth on Appendix B attached hereto.  If any Patent with respect to the GI-6200 Program as of the GI-6200 Effective Date is not listed on Appendix A, but otherwise falls within the definition of GlobeImmune Licensed Patents (i.e., is a Patent Controlled by GlobeImmune during the Term that (i) describes, claims, or covers a Collaboration Compound within the GI-6200 Program, or (ii) is necessary or useful for the Development, Commercialization, or manufacture of a Collaboration Compound within the GI-6200 Program), such Patent shall be deemed to be a GlobeImmune Licensed Patent, even though not listed on such appendix.

(g)	Technology Transfer; Supply Agreement.
(i)

In addition to any technology transfer pursuant to Section 5.5 of the Option Agreement, beginning no later than GI-6200 Effective Date, GlobeImmune shall use Commercially Reasonable Efforts to promptly transfer to Celgene, at no cost to Celgene, (A) any existing Third Party manufacturing agreements to the extent applicable to the GI-6200 Program or any Celgene Development Compounds therein, to the extent permitted under the terms of such agreements, and (B) all Licensed Intellectual Property applicable to the GI-6200 Program and process development study reports, analytical study reports, method development documents supporting IND filing and any other study reports or annual reports relating to the Manufacture of any Celgene Development Compounds in the GI-6200 Program (collectively “Manufacturing Intellectual Property”) and shall use Commercially Reasonable Efforts to complete such transfer in a timely manner but no later than ninety (90) days after the initiation date.  In addition, GlobeImmune shall use Commercially Reasonable Efforts, including making its personnel available for meetings or teleconferences, to support and assist Celgene, at no cost to Celgene in transferring such Manufacturing Intellectual Property to Celgene and shall continue to support and assist Celgene continuously until the technology transfer is complete.

(ii)	The Parties agree as follows:
(A)

Prior to the GI-6200 Effective Date, the Supply Agreement has not previously become effective with respect to the GI-6200 Program, and no activities have occurred under the Supply Agreement with respect to the GI-6200 Program.

(B)

The GI-6200 Program (and all “Products” (as defined in the Supply Agreement) in such Program) will be excluded from the scope of the Supply Agreement, effective immediately prior to the GI-6200 Effective Date.  As such, Celgene’s exercise of the Celgene Program Option with respect to the GI-6200 Program, as described in this Agreement, will not trigger a “Product Option Effective Date” under the Supply Agreement and will not cause the Supply Agreement to become effective with respect to the GI-6200 Program.

(C)

As described in Section 1(b) above and in Section 4.8 of the Option Agreement , Celgene shall have no obligation to obtain any supply from GlobeImmune or a GlobeImmune authorized Third Party second source of supply of Celgene’s requirements for any Celgene Development Compounds in the GI-6200 Program; and Celgene’s license with respect to the GI-6200 Program shall not be subject to any reservation of rights by GlobeImmune to make and have made Celgene Development Compound(s) and Licensed Product(s) in the GI-6200 Program, except as part of  the limited right, for GlobeImmune to perform any final fills of previously made bulk product and the associated release activities.

(D)

For the avoidance of doubt, neither the exclusion of the GI-6200 Program from the Supply Agreement nor any transfer of Manufacturing Intellectual Property under Section 1(g)(i) will trigger any obligation of Celgene to make any Step In Payment (as defined in the Supply Agreement) to GlobeImmune.

(h)

Confirmation of Certain Terms With Respect to the GI-6200 Program.  The Parties acknowledge and agree that, with Celgene’s exercise of its Celgene Program Option with respect to the GI-6200 Program, effective as of the GI-6200 Effective Date:

(i)

All Collaboration Compounds (and any Follow-On Compounds with respect to such Collaboration Compounds) within the GI-6200 Program, including GI-6207, shall be designated as Celgene Development Compound(s) in accordance with Section 4.1.3 of the Option Agreement;

(ii)

All proprietary and confidential information with respect to the GI-6200 Program will be treated as Confidential Information of both GlobeImmune and Celgene, as provided in Section 3.2.8 of the Option Agreement;

Execution Copy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)

Celgene’s license under Section 5.1.1 of the Option Agreement will be effective with respect to all Celgene Development Compounds in the GI-6200 Program and all Licensed Products containing any such Celgene Development Compounds;

(iv)	The provisions of Section 8.3 and 8.9 of the Option Agreement shall apply with respect to the GI-6200 Program in the manner applicable following Celgene’s exercise of the Celgene Program Option; and
(v)

Any termination rights or termination consequences under Article 11 applicable with respect to a Program for which Celgene previously exercised its Celgene Program Option shall apply to the GI-6200 Program.

(i)	Acknowledgement. The Parties acknowledge that:
(i)

For purposes of calculating Net Sales under this Agreement and the Option Agreement, as provided in Section 1.46 of the Option Agreement, “GAAP” will be defined as follows: generally accepted accounting principles in the United States, consistently applied; provided that, to the extent that a Party adopts International Financial Reporting Standards (IFRS), then “GAAP” means International Financial Reporting Standards (IFRS), consistently applied; and

(ii)

(A) The grant of the license by GlobeImmune to Celgene pursuant to Section 1(b) above includes a grant of a sublicense by GlobeImmune to Celgene of rights granted to GlobeImmune under the Parent Licenses (as defined by the Option Agreement) including, without limitation, the NIH Agreements (as defined by the Option Agreement), (B) such grant of a sublicense under the NIH Agreements requires prior written consent of the National Institutes of Health, (C) GlobeImmune will use Commercially Reasonable Efforts to obtain written consent of the National Institutes of Health for such grant of a sublicense, and (D) the effective date of such sublicense will be the date of such written consent of the National Institutes of Health.

2.

Publicity.  Each Party agrees not to issue any press release or other public statement related to this Agreement or the transactions contemplated hereby, except as permitted under Section 9.8 of the Option Agreement.  Notwithstanding the previous sentence, the Parties have agreed that GlobeImmune may issue a press release describing this transaction and the terms and conditions of this Agreement substantially in the form of Appendix C attached hereto.  Any other disclosures regarding this Agreement (including the financial details) or the transactions contemplated hereby will only be permitted as provided in Section 9.8 of the Option Agreement.

3.	Definitions. Capitalized terms used herein but not defined herein shall have the definitions set forth in the Option Agreement.
4.

Effect on the Agreement.  Except as expressly modified by this Agreement, the Option Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the Parties, as presently constituted, will continue in full effect.  In the event of any conflict between the terms of the Option Agreement and this Agreement, the terms of this Agreement shall govern but only to the extent necessary to accomplish its purpose.

5.	Incorporation. Article 13 of the Option Agreement (as modified by this Agreement) is hereby incorporated mutatis mutandis into this Agreement.

[Signature Page(s) Follows]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, GlobeImmune and Celgene have executed this GI-6200 Program License Agreement by their duly authorized representatives as of the GI-6200 Effective Date.

GlobeImmune, Inc.		Celgene Corporation

By:	/s/ Timothy C. Rodell, M.D.	By:	/s/ August J. Grant
Name:	Timothy C. Rodell, M.D.	Name:	August J. Grant
Title:	President and CEO	Title:	VP Business Devel.

[Signature Page to GI-6200 Program License Agreement]

Execution Copy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix A

GlobeImmune Licensed Patent(s)

as of GI-6200 Effective Date

Patents and Patent Applications Owned or Co-Owned by GlobeImmune:

GI Docket No.	Application No. Filing Date	Country	Status	Owners or Co-Owners
[*]	[*]	[*]	[*]	[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patents and Patent Applications Licensed from The Regents of the University of Colorado:

GI Docket No.	Application No. Filing Date	Country	Status
[*]	[*]	[*]	[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix B

Platform Patents

as of the GI-6200 Effective Date

Patents and Patent Applications Owned or Co-owned by GlobeImmune:

GI Docket No.	Application No. Filing Date	Country	Status	Owners or Co-Owners
[*]	[*]	[*]	[*]	[*]

Execution Copy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patents and Patent Applications Licensed from The Regents of the University of Colorado:

GI Docket No.	Application No. Filing Date	Country	Status
[*]	[*]	[*]	[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix C: Press Release

(Begins next page)

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Celgene Exercises Early Option to Exclusively License GI-6207, a Novel Cancer Immunotherapy

LOUISVILLE, Colo., August X, 2015 – GlobeImmune, Inc. announced today that Celgene Corporation exercised its option under the 2009 Collaboration and Option Agreement to exclusively license GI-6207, a Tarmogen® product candidate targeting cancers that express carcinoembryonic antigen (CEA).  GI-6207 is the second Tarmogen product candidate licensed by Celgene under the collaboration.  Under the terms of the agreement, GlobeImmune will receive an option exercise payment of $1.9 million, and is eligible for regulatory and sales milestones, as well as royalties on product sales in exchange for a worldwide license.  GI-6207 is currently being evaluated in a Phase 2 clinical trial at the National Cancer Institute (NCI) to evaluate GI-6207 in subjects with medullary thyroid cancer (MTC).

“We are very pleased that Celgene has exercised their option to license this program,” said Timothy C. Rodell, M.D., FCCP, President and CEO of GlobeImmune, Inc.  “We look forward to results from the MTC phase 2 trial in the second half of 2016.”

GI-6207-02 - Phase 2 MTC Trial

GI-6207-02 is a 34 patient, randomized Phase 2 study being conducted at the NCI, which is approximately 80% enrolled.  Under the protocol, patients are administered either GI-6207 for one year or observed for six months and then administered GI-6207 for one year.  The primary endpoint for the trial will be the effect of GI-6207 on changes in calcitonin levels.  Calcitonin is a tumor marker that correlates with tumor size in MTC.  Elevated calcitonin values after surgery indicate persistent or recurrent disease.  [www.clinicaltrials.gov; NCT01856920]

Medullary Thyroid Cancer

Thyroid cancer is the most common type of endocrine malignancy in the U.S. with approximately 62,450 new cases estimated in 2015. Medullary thyroid cancer, a subtype of thyroid cancer has a poor prognosis with approximately 25 percent and 10 percent of patients alive at five and ten years, respectively.  Furthermore, metastatic MTC is largely unresponsive to conventional chemotherapy and radiotherapy.  Two drugs have been approved for the treatment of metastatic MTC.  Both of these products were approved on the basis of improved progression free survival; neither has yet shown improved overall survival, and both of them have substantial side effects that limit their use.

GI-6207

The GI-6207 is a Tarmogen that expresses a modified version of CEA protein as the target cancer antigen.  CEA is over-expressed in multiple human epithelial cancers, including MTC, where studies have indicated CEA is almost universally expressed and is a diagnostic marker of the disease.  Preclinical studies have shown that GI-6207 can induce an immune response to CEA as well as therapeutic anti-tumor responses.  In a previous Phase 1 study of monotherapy GI-6207, 20% of subjects (5/25) had stable or decreased CEA levels and stable disease after receiving GI-6207.

About GlobeImmune

GlobeImmune is a biopharmaceutical company focused on developing products for the treatment of cancer and infectious diseases based on its proprietary Tarmogen® platform. Tarmogens activate the immune system by stimulating cellular immunity, known as T cell immunity, in contrast to traditional vaccines that predominately stimulate antibody production. To date, Tarmogen product candidates have been generally well tolerated in clinical trials for multiple disease indications and are efficient to manufacture. In 2009, the Company entered into a worldwide strategic collaboration and option agreement with Celgene Corporation focused on the discovery, development and commercialization of product candidates intended to treat cancer. Under this agreement, Celgene exercised their option to take an exclusive worldwide license to the GI-6300 Tarmogen product series, including GI-6301, targeting brachyury, as well as taking a license to the GI-6200 product series, including GI-6207, targeting carcinoembryonic antigen. In 2011, the Company entered into a worldwide, strategic collaboration with Gilead Sciences, Inc., to develop Tarmogens intended for the treatment of chronic hepatitis B infection. For additional information, please visit the company’s website at www.globeimmune.com.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Safe Harbor Statement

This press release contains "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the adequacy of the Company's capital to fund its ongoing operations, the potential for Tarmogens to treat or prevent any disease, potential Tarmogen side effect profiles, the Company and its collaborators' abilities to successfully complete clinical trials, timing and eventual prospects for completion of clinical trials and any approval to market any of the Company's products and the prospects for the Company's collaborations. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: the Company's financial resources and whether they will be sufficient to meet the Company's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by the Company's intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes. The Company's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning GlobeImmune's business are described in additional detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Tarmogen is a registered trademark of GlobeImmune, Inc.

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GLOBEIMMUNE CONTACT

Timothy C. Rodell M.D.

President and Chief Executive Officer

T: 303-625-2820

information@globeimmune.com

GLOBEIMMUNE MEDIA CONTACTS

Lena Evans or Tony Russo, Ph.D.

Russo Partners, LLC

T: 212-845-4262 or 212-845-4251

lena.evans@russopartnersllc.com

tony.russo@russopartnersllc.com

GLOBEIMMUNE INVESTOR CONTACT

Susan Noonan

S.A. Noonan Communications

T: 917-513-5303

susan@sanoonan.com

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.